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                                  EXHIBIT 9(b)

                FORM OF AMENDED SCHEDULE A TO THE MANAGEMENT AND
    ADMINISTRATION AGREEMENT BETWEEN THE REGISTRANT AND ASO SERVICES COMPANY





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                                               Dated: As of ______________, 1997

                               FORM OF SCHEDULE A
                                     TO THE
                     MANAGEMENT AND ADMINISTRATION AGREEMENT
                        BETWEEN AMSOUTH MUTUAL FUNDS AND
                              ASO SERVICES COMPANY
                               DATED AS OF , 1997


Name of Fund                 Compensation*               Date
------------                 -------------               ----

AmSouth Prime                Annual Rate of twenty       As of _________, 1997
Obligations, U.S.            hundredths of one-percent
Treasury, Tax Exempt,        (.20%) of each such Fund's
Equity, Regional Equity,     average daily net assets
Balanced, Bond, Limited
Maturity, Municipal
Bond, Government
Income, Florida Tax-Free,
Capital Growth, Small
Cap, and Equity Income
Funds.




                                    AMSOUTH MUTUAL FUNDS

                                    By:
                                       --------------------------
                                    Title:
                                          -----------------------
                                    ASO SERVICES COMPANY

                                    By:
                                       --------------------------
                                    Title:
                                          -----------------------

------------------------
         *All fees are computed daily and paid periodically.



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